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                                                                Exhibit 10.3.1


                                  NETOBJECTS, INC.

                     AMENDED 1999 EMPLOYEE STOCK PURCHASE PLAN

       NetObjects, Inc., a Delaware corporation (the "Company"), hereby establishes this 1999 Employee Stock Purchase Plan (the "Plan").

       1. PURPOSE OF PLAN. The purpose of the Plan is to enable Eligible Employees (as defined in Section 3) who wish to become stockholders of the Company a convenient and favorable method of doing so. The Plan is intended to constitute an "employee stock purchase plan," as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted and administered to further that intent.

       2. ADMINISTRATION OF THE PLAN. The Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). Subject to the provisions of the Plan, the Committee will have the complete authority to interpret the Plan, to adopt, amend and rescind rules and procedures relating to the Plan, and to make all of the determinations necessary or advisable for the administration of the Plan. All such interpretations, rules, procedures and determinations will, in the absent of fraud or patent mistake, be conclusive and binding on all persons with any interest in the Plan.

       3. ELIGIBLE EMPLOYEES. The term "Eligible Employees" means all common law employees of the Company and its current subsidiary, as defined in
Section 424(f) of the Code, (and each other corporation designated by the Committee that hereafter becomes a majority-owned subsidiary of the Company) as of the beginning of each Offering Period (as defined in Section 5), except the following: (a) employees who have been continuously employed for less than five days prior to the commencement of the Offering Period (as defined in Section 5); (b) employees whose customary employment is 20 hours or less per week; and (c) employees whose customary employment is for not more than five months in any calendar year. The employment of an employee shall be treated as continuing intact while the employee is on sick leave or other leave of absence approved by the Company. Except as otherwise expressly provided in the Plan and permitted by Section 423 of the Code, all Eligible Employees shall have the same rights and obligations under the Plan.

       4. STOCK SUBJECT TO THE PLAN. The stock subject to the Plan shall be shares of the Company's authorized but unissued Common Stock, $.01 par value per share, (the "Common Stock"). The aggregate number of shares of Common Stock that may be purchased by Eligible Employees pursuant to the Plan is 300,000, subject to adjustment as provided in Section 13.

       5. OFFERING PERIODS. The Common Stock shall be offered under the Plan during consecutive offering periods (the "Offering Periods"). The first Offering Period

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shall begin upon the issue and sale shares of Common Stock in a bona fide public offering on an underwritten firm commitment basis pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended, and end on July 31, 2000 (the "Initial Offering Period"). An overlapping Offering Period will commence on the first Business Day on or after August 1, 1999 and will end on January 31, 2000. All subsequent Offering Periods will begin on the first day and end on the last day of each subsequent six-month periods spanning February 1 to July 31 and August 1 to January 31 until the Plan termination date, as provided in Section 16.1.

       6.      PARTICIPANTS; PAYROLL DEDUCTIONS

               6.1 A person who is an Eligible Employee at the beginning of an Offering Period may elect to have the Company make deductions from the person's Compensation (as defined in Section 6.4), at a specified percentage rate, to be used to purchase shares of Common Stock pursuant to the Plan during each purchase period ("Purchase Period), which shall be coterminous with the Offering Period except that the Initial Offering Period shall include three Purchase Periods: the first such period will commence on the first day of the Initial Offering Period and will end on July 31, 1999; the second such period will commence on August 1, 1999 and will end on January 31, 2000; and the third such period will commence on February 1, 2000 and will end on July 31, 2000. This election must be made prior to the beginning of the Offering Period in accordance with such procedures as the Committee may adopt (each Eligible Employee who so elects to have such deductions made will be referred to as a "Participant").

               6.2 The maximum rate of deduction that a Participant may elect for any Offering Period is 10%. An amount equal to the elected percentage shall be deducted from the Participant's pay each time during the Purchase Period that any Compensation is paid to the Participant. The Committee may set such minimum level of payroll deductions as the Committee determines to be appropriate. Any minimum level of deductions set by the Committee shall apply equally to all Eligible Employees. A Participant's accumulated payroll deductions shall remain the property of the Participant until applied toward the purchase of shares of Common Stock under the Plan, but may be commingled with the general funds of the Company. No interest will be paid on payroll deductions accumulated under the Plan.

               6.3 A Participant in the Plan on the last day of a Purchase Period shall automatically continue to participate in the Plan during the next Purchase Period unless he or she withdraws in the manner described in Section 11 or is no longer an Eligible Employee.

               6.4 The term "Compensation" means all base salary, straight time wages and commissions paid to or on behalf of a Participant for services performed or on account of holidays, vacation, sick leave or other similar events (including any


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amounts by which such earnings are reduced, at the election of a Participant, pursuant to a cafeteria plan described in Section 125 of the Code, a dependent care assistance program described in Section 129 of the Code, a cash or deferred arrangement described in Section 401(k) of the Code, or any similar plan, program or arrangement), and excluding any overtime, shift premium, bonuses and other incentive compensation, the value of any noncash benefits under any employee benefit plans, and any other amounts paid to the Participant that are specifically excluded by the Committee.

       7.      PURCHASE OF SHARES

               7.1 At the end of the Purchase Period, a Participant's accumulated payroll deductions for the Purchase Period will, subject to the limitations in Section 9 and the withdrawal provisions of Section 11, be applied toward the purchase of shares of Common Stock at a purchase price (the "Purchase Price") equal to the lesser of --

                      (a)     85% of the Market Price (as defined in
Section 8.1) of the Common Stock on the first Business Day (as defined in
Section 8.2) of the Offering Period; or

                      (b) 85% of the Market Price of the Common Stock on the last Business Day of the Purchase Period,

in either event rounded to the nearest whole cent.

               7.2 Shares of Common Stock may be purchased under the Plan only with a Participant's accumulated payroll deductions. Fractional shares cannot be purchased. Any portion of a Participant's accumulated payroll deductions for an Offering Period not used for the purchase of Common Stock shall be applied to the purchase of Common Stock in the next Purchase Period, if the Participant is participating in the Plan during that Purchase Period, or returned to the Participant.

               7.3 Each Participant who purchases shares of Common Stock under the Plan shall thereby be deemed to have agreed that the Company or the subsidiary of the Company that employs the Participant shall be entitled to withhold, from any other amounts that may be payable to the Participant at or around the time of the purchase, such federal, state, local and foreign income, employment and other taxes which may be required to be withheld under applicable laws. In lieu of such withholding, the Company or such subsidiary may require the Participant to remit such taxes to the Company or such subsidiary as a condition of the purchase.

       8.      MARKET PRICE

               8.1 For purposes of the Plan, the term "Market Price" on any day means, if the Common Stock is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock on that day as reported by the principal exchange on which the


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Common Stock is listed, or, if the Common Stock is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or, if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Committee.

               8.2 For purposes of the Plan, the term "Business Day" means a day on which prices or quotations for the Common Stock are reported by a national securities exchange, The Nasdaq Stock Market, or any other available source of prices or quotations selected by the Committee, whichever is applicable pursuant to the preceding paragraph.

               8.3 If the Market Price of the Common Stock must be determined for purposes of the Plan at a time when the Common Stock is not publicly traded, then the term "Market Price" shall mean the fair market value of the Common Stock as determined by the Committee, after taking into consideration all the factors it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

       9.      LIMITATIONS ON SHARE PURCHASES

               9.1 Notwithstanding Section 3, an employee will not be an Eligible Employee for purposes of the Plan if the employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this 5% limitation, an employee shall be treated as owning any stock the ownership of which is attributed to him or her under the rules of Section 424(d) of the Code, as well as any stock that, in the absence of this paragraph, the employee could purchase under the Plan with his or her payroll deductions held pursuant to Section 6 but not yet applied to the purchase of shares of Common Stock under the Plan.

               9.2 During any calendar year, the maximum value of the Common Stock that may be purchased by a Participant under the Plan and all such plans of Company, any Subsidiary of the Company, and any parent corporation (as defined in Section 424(e) of the Code) is $25,000, said value to be determined on the basis of the Market Price of the Common Stock on the first Business Day of each Offering Period that ends in the calendar year. Notwithstanding any other provision of the Plan to the contrary, the rights of a Participant to purchase shares of capital stock under the Plan and all such other plans shall not accrue at a rate which exceeds $25,000 annualized at any time during the calendar year.

               9.3 The limitations in Section 9.1 and Section 9.2 are intended to and shall be interpreted in such a manner as will comply with
Section 423(b)(3) and Section 423(b)(8) of the Code, respectively.

       10. CHANGES IN PAYROLL DEDUCTIONS. The rate of payroll deductions for an Offering Period may not be increased or decreased by a Participant during the Purchase Period. However, the Participant may change the rate of payroll deduction for


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a subsequent Purchase Period. In addition, a Participant may withdraw in full from the Plan in the manner described in Section 11.

       11.     WITHDRAWAL FROM THE PLAN

               11.1 A Participant may elect to withdraw from the Plan, effective for the Offering Period in progress, by delivering to the Committee written notice thereof prior to the end of the Offering Period.

               11.2 If a Participant ceases for any reason (including death, disability or voluntary or involuntary termination of employment) to be an employee of the Company or one of its subsidiaries, the Participant will be deemed to have elected to withdraw from the Plan for the Offering Period and Purchase Period in progress when the Participant's employment ceases.

               11.3 If a Participant's payroll deductions are interrupted by any legal process, the Participant will be deemed to have elected to withdraw from the Plan for the Purchase Period in progress when the interruption occurs.

               11.4 If a Participant elects or is deemed to have elected to withdraw for a Purchase Period in progress, all of the Participant's payroll deductions for that Purchase Period, will be promptly returned to the Participant.

               11.5 A Participant may elect to withdraw from the Plan, effective for a Purchase Period that has not yet commenced, by delivering to the Committee written notice thereof prior to the first day of the Purchase Period.

               11.6 Following withdrawal from the Plan, in order to participate in the Plan for any subsequent Offering Period, the Participant must again elect to participate in the manner described in Section 6.1.

       12.     ISSUANCE OF COMMON STOCK

               12.1 Certificates for the shares of Common Stock purchased by Participants will be delivered by the Company's transfer agent as soon as practicable after each Purchase Period. In lieu of issuing certificates for such shares directly to Participants, the Company shall be entitled to issue such shares to a bank, broker-dealer or similar custodian (the "Custodian") that has agreed to hold such shares for the accounts of the respective Participants. Fees and expenses of the Custodian shall be paid by the Company or allocated among the respective Participants in such manner as the Committee determines.

               12.2 A Participant may direct, in accordance with such procedures as the Committee may adopt, that shares purchased by the Participant shall be issued (or, if such shares are issued to the Custodian, that the account for such shares be held) in the names of the Participant and one other person designated by the Participant, as


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joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

               12.3   A Participant may at any time, in the manner described in
Section 17, undertake a disposition (as that term is defined in Section 424(c) of the Code), whether by sale, exchange, gift or other transfer of legal title, of any or all of the shares held for the Participant by the Custodian. In the absence of such a disposition of the shares, the shares shall continue to be held by the Custodian until the holding period set forth in Section 423(a) of the Code has been satisfied. If a Participant so requests, shares for which such holding period has been satisfied will be transferred to another brokerage account specified by the Participant, or a stock certificate for such shares will be issued and delivered to the Participant or his or her designee.

       13.     CHANGES IN CAPITALIZATION

               13.1 Upon the happening of any of the following described events, a Participant's right to purchase shares of Common Stock under the Plan shall be adjusted as hereinafter provided:

                      (a) If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock or if, upon a recapitalization, split-up or other reorganization of the Company, the shares of Common Stock are exchanged for other securities of the Company, the rights of each Participant shall be modified so that the Participant is entitled to purchase, in lieu of the shares of Common Stock that the Participant would otherwise have been entitled to purchase for the Purchase Period in progress at the time of such subdivision, combination or exchange (the "Offering Period Shares"), such number of shares of Common Stock or such number and type of other securities as the Participant would have received if such Offering Period Shares had been issued and outstanding at the time of such subdivision, combination or exchange (unless in the case of an exchange the Committee determines that the nature of the exchange is such that it is not feasible or advisable that the rights of Participants be so modified, in which event the exchange shall be deemed a Terminating Event under Section 14); and

                      (b) If the Company issues any of its shares as a stock dividend upon or with respect to the Common Stock, each Participant who purchases shares of Common Stock under the Plan at the end of the Purchase Period in progress on the record date for the stock dividend shall be entitled to receive the shares so purchased (the "Purchased Shares") and shall also be entitled to receive at no additional cost, but only if the Purchase Price for the Purchased Shares was determined with reference to the Market Price of the Common Stock on the first Business Day of the Offering Period, the number of shares of the class of stock issued as a stock dividend, and the amount of cash in lieu of fractional shares, that the Participant would have received if he or she had been the holder of the Purchased Shares on the record date for the stock dividend.

               13.2   Upon the happening of an event specified in clause (a) or
(b)


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above, the class and aggregate number of shares available under the Plan, as set forth in Section 4, shall be appropriately adjusted to reflect the event. Notwithstanding the foregoing, such adjustments shall be made only to the extent that the Committee, based on advice of counsel for the Company, determines that such adjustments will not constitute a change requiring shareholder approval under Section 423(b)(2) of the Code.

       14.     TERMINATING EVENTS

               14.1   Upon (a) the dissolution or liquidation of the Company,
(b) a merger or other reorganization of the Company with one or more corporations as a result of which the Company will not be a surviving corporation, (c) the sale of all or substantially all of the assets of the Company or a material division of the Company, (d) a sale or other transfer, pursuant to a tender offer or otherwise, of more than fifty percent (50%) of the then outstanding shares of Common Stock of the Company, (e) an acquisition by the Company resulting in an extraordinary expansion of the Company's business or the addition of a material new line of business, or (f) any exchange that is subject to this Section 14 in accordance with the provisions of Section 13 (any of such events is herein referred to as a "Terminating Event"), the Committee may but shall not be required to --

                      (a) make provision for the continuation of the Participants' rights under the Plan on such terms and conditions as the Committee determines to be appropriate and equitable, including where applicable, but not limited to, an arrangement for the substitution on an equitable basis, for each share of Common Stock that could otherwise be purchased at the end of the Purchase Period in progress at the time of the Terminating Event, of any consideration payable with respect to each then outstanding share of Common Stock in connection with the Terminating Event; or

                      (b) terminate all rights of Participants under the Plan for such Purchase Period and --

                              (i)    return to the Participants all of their
payroll deductions for such Purchase Period (if shorter); and

                              (ii)   for each share of Common Stock, if any,
that otherwise could have been purchased under the Plan by a Participant at the end of such Purchase Period (if shorter) (determined by assuming that payroll deductions at the rate elected by the Participant were continued to the end of the payroll period and used to purchase shares based on the Market Price of the Common Stock on the first Business Day of the Offering Period) and with respect to which (A) the Purchase Price at which such share could be purchased (determined with reference only to the Market Price of the Common Stock on the first Business Day of the Offering Period) is exceeded by (B) the Market Price on the date of the Terminating Event of a share of Common Stock, as determined by the Committee, pay to the Participant an amount equal to such excess.


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               14.2   The Committee shall make all determinations necessary or
advisable in connection with Terminating Events, and its determinations shall, in the absent of fraud or patent mistake, be conclusive and binding on all persons with any interest in the Plan.

       15. NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS. An Eligible Employee's rights under the Plan are the Eligible Employee's alone and may not be voluntarily or involuntarily transferred or assigned to, or availed of by, any other person other than by will or the laws of descent and distribution. An Eligible Employee's rights under the Plan are exercisable during his or her lifetime by the Eligible Employee alone.

       16.     TERMINATION AND AMENDMENT OF PLAN

               16.1 The Plan shall terminate on January 31, 2004. The Plan may be terminated at any earlier time by the Board, but, except as provided in
Section 14, such termination shall not affect the rights of Participants under the Plan for the Offering Period in progress at the time of termination. The Plan will also terminate in any case when all or substantially all of the unissued shares of Common Stock reserved for the purposes of the Plan have been purchased. If at any time shares of Common Stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among Participants in proportion to the respective amounts of their accumulated payroll deductions, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase shares of Common Stock will be refunded to the Participants entitled thereto.

               16.2 The Committee or the Board may from time to time adopt amendments to the Plan; PROVIDED, HOWEVER, that, without the approval of the stockholders of the Company, no amendment may increase the number of shares that may be issued under the Plan or make any other change for which shareholder approval is required by Section 423 of the Code or the regulations thereunder.

       17. DISPOSITION OF SHARES. Subject to compliance with any applicable federal and state securities and other laws and any policy of the Company in effect from time to time with respect to trading in its shares, a Participant may effect a disposition (as that term is defined in Section 424(c) of the Code) of Common Stock purchased under the Plan at any time the Participant chooses; PROVIDED, HOWEVER, each Participant agrees, by purchasing shares of Common Stock under the Plan, that (a) the Company shall be entitled to withhold, from any other amounts that may be payable to the Participant by the Company at or around the time of such disposition, such federal, state, local and foreign income, employment and other taxes as the Company may be required to withhold under applicable law; and (b) in lieu of such withholding, the Participant will, upon request of the Company, promptly remit such taxes to the Company. EACH EMPLOYEE PURCHASING SHARES OF COMMON STOCK UNDER THE PLAN ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN


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THE PRICE THEREOF.

       18. NO SHAREHOLDER RIGHTS; INFORMATION TO PARTICIPANTS. A Participant shall not have any rights as a shareholder of the Company (other than the right potentially to receive stock dividends under Section 13) on account of shares of Common Stock that may be purchased under the Plan prior to the time such shares are actually purchased by and issued to the Participant. Notwithstanding the foregoing, the Company shall deliver to each Participant under the Plan who does not otherwise receive such materials (a) a copy of the Company's annual financial statements (which shall be delivered annually as promptly as practical following each fiscal year of the Company and review or audit of such statements by the Company's auditors), together with management's discussion and analysis of financial condition and results of operations for the fiscal year, and (b) a copy of all reports, proxy statements and other communications distributed to the Company's security holders generally.

       19. USE OF PROCEEDS. The proceeds received by the Company from the sale of shares of Common Stock under the Plan will be used for general corporate purposes.

       20. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver shares of the Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares, including the Securities and Exchange Commission, the securities administrators of the states in which Participants reside, and the Internal Revenue Service.

       21.     MISCELLANEOUS PROVISIONS

               21.1 Nothing contained in the Plan shall obligate the Company or any of its subsidiaries to employ a Participant for any period, nor shall the Plan interfere in any way with the right of the Company or any of its subsidiaries to reduce a Participant's compensation.

               21.2 The provisions of the Plan shall be binding upon each Participant and, subject to the provisions of Section 15, the heirs, successors and assigns of each Participant.

               21.3 Where the context so requires, references in the Plan to the singular shall include the plural, and vice versa, and references to a particular gender shall include either or both additional genders.

               21.4 The Plan shall be construed, administered and enforced in accordance with the laws of the United States, to the extent applicable thereto, as well as the laws of the State of California.


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22.    APPROVAL OF STOCKHOLDERS.  The Plan shall be effective January 1, 1999, subject to approval by the stockholders of the Company in a manner that complies with Section 423(b)(2) of the Code. If such approval does not occur prior to December 31, 1999, the Plan shall be void and of no effect.


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